Exhibit 10.8.1
AMENDMENT DATED DECEMBER 7, 2005 TO THE
TRINITY INDUSTRIES, INC.
DEFERRED PLAN FOR DIRECTOR FEES
     Pursuant to the provisions of Article VII thereof, the Trinity Industries, Inc. Deferred Plan for Director Fees (the “Plan”) is hereby amended effective as of December 7, 2005 in the following respects only:
     FIRST: The third sentence of the first paragraph of Article II of the Plan is amended by restatement in its entirety to read as follows:
Sums credited to the Account will accrue an interest equivalent from the date they are credited to the Account at a rate equal to the annual LIBOR rate plus 6 points, determined as of the first business day following each Adjustment Date or such other annual rate as determined by the Human Resources Committee of the Board of Directors prior to the beginning of each Annual Period; provided that any such determination shall be limited by, and made in accordance with, Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance issued thereunder.
     SECOND: A new Article XII is added to read in its entirety as follows:
XII
ELECTION TO TERMINATE PARTICIPATION IN THE PLAN
     Notwithstanding the provisions of Article IV, the Company, in its sole and unfettered discretion, may provide a Participant with the right, exercisable at any time on or before December 28, 2005, to terminate his or her participation in the Plan with respect to all deferred amounts held in his or her Account under the Plan as of December 31, 2004, together with interest, income, and other allocations of earnings after said date and receive an immediate single lump sum distribution of all such deferred amounts held in his or her Account under the Plan. The election and corresponding distribution is intended to comply with the election and distribution provisions of Notice 2005-1, Q&A 20, as published by the Internal Revenue Service. A Participant’s election to terminate his or her participation in the Plan shall become effective upon filing with the Company a written election form provided by the Company.

     IN WITNESS WHEREOF, this Amendment has been executed this 7th day of December, 2005.

TRINITY INDUSTRIES, INC.

By:

Vice President and Secretary